Exhibit 99.1

NEWS RELEASE	Contact:
Wade K. Kodama
wkodama@kapalua.com

MAUI LAND & PINEAPPLE REPORTS 3nd QUARTER 2021 RESULTS

KAPALUA RESORT, Hawaii, November 4, 2021 (BUSINESS WIRE) --

Maui Land & Pineapple Company, Inc. (NYSE: MLP) reported net loss of $0.1 million, or $(0.01) per share, for the third quarter of 2021, compared to a net loss of $0.6 million, or $(0.03) per share, for the third quarter of 2020. Total operating revenues of $2.4 million and $1.7 million were recognized during the three months ended September 30, 2021 and 2020, respectively.

For the nine months ended September 30, 2021, the Company reported net income of $0.8 million, or $0.04 per share, compared to a net loss of $1.9 million, or $(0.10) per share, for the nine months ended September 30, 2020. Total operating revenues of $9.4 million and $5.4 million were recognized during the nine months ended September 30, 2021 and 2020, respectively.

Additional Information

Additional information with respect to Maui Land & Pineapple Company, Inc. and our operating results will be available on our Form 10-Q filed with the Securities and Exchange Commission and our website www.mauiland.com.

About Maui Land & Pineapple Company, Inc.

Maui Land & Pineapple Company, Inc. develops, sells, and manages residential, resort, commercial, agricultural and industrial real estate. The Company owns approximately 23,000 acres of land on Maui and manages properties, utilities, and a nature preserve at the Kapalua Resort.

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MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended September 30,
	2021	2020
	(in thousands except
	per share amounts)
OPERATING REVENUES
Real estate	$-	$15
Leasing	2,184	1,448
Resort amenities and other	253	234
Total operating revenues	2,437	1,697

OPERATING COSTS AND EXPENSES
Real estate	67	86
Leasing	784	671
Resort amenities and other	304	152
General and administrative	612	514
Share-based compensation	365	402
Depreciation	300	326
Total operating costs and expenses	2,432	2,151

OPERATING INCOME (LOSS)	5	(454)

Pension and other post-retirement expenses	(116)	(125)
Interest expense	(28)	(29)
LOSS FROM CONTINUING OPERATIONS	(139)	(608)
Loss from discontinued operations, net	-	(25)
NET LOSS	$(139)	$(633)
Other compreshensive income - pension, net	221	206

TOTAL COMPREHENSIVE INCOME (LOSS)	$82	$(427)

LOSS PER COMMON SHARE-BASIC AND DILUTED
Loss from Continuing Operations	$(0.01)	$(0.03)
Loss from Discontinued Operations	$-	$-
Net Loss	$(0.01)	$(0.03)

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Nine Months Ended September 30,
	2021	2020
	(in thousands except
	per share amounts)
OPERATING REVENUES
Real estate	$2,700	$173
Leasing	5,947	4,620
Resort amenities and other	799	648
Total operating revenues	9,446	5,441

OPERATING COSTS AND EXPENSES
Real estate	618	457
Leasing	2,495	2,278
Resort amenities and other	994	893
General and administrative	1,904	1,823
Share-based compensation	1,084	1,229
Depreciation	902	971
Total operating costs and expenses	7,997	7,651

OPERATING INCOME (LOSS)	1,449	(2,210)

Other income	13	894
Pension and other post-retirement expenses	(348)	(359)
Interest expense	(94)	(105)
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,020	(1,780)
Loss from discontinued operations, net	(214)	(84)
NET INCOME (LOSS)	$806	$(1,864)
Other compreshensive income - pension, net	663	617

TOTAL COMPREHENSIVE INCOME (LOSS)	$1,469	$(1,247)

EARNINGS (LOSS) PER COMMON SHARE-BASIC AND DILUTED
Income (Loss) from Continuing Operations	$0.05	$(0.09)
Loss from Discontinued Operations	$(0.01)	$(0.01)
Net Income (Loss)	$0.04	$(0.10)

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2021	2020
	(unaudited)	(audited)
	(in thousands)
CURRENT ASSETS
Cash	$4,859	$869
Accounts receivable, net	1,228	1,362
Prepaid expenses and other assets	557	80
Assets held for sale	3,135	7,440
Total current assets	9,779	9,751

PROPERTY	51,412	51,956
Accumulated depreciation	(34,089)	(33,445)
Property, net	17,323	18,511

OTHER ASSETS
Deferred development costs	8,964	8,901
Other noncurrent assets	1,171	1,307
Total other assets	10,135	10,208
TOTAL ASSETS	$37,237	$38,470

CURRENT LIABILITIES
Accounts payable	$331	$899
Payroll and employee benefits	810	970
Long-term debt, current portion	-	200
Accrued retirement benefits, currernt portion	165	165
Deferred revenue, current portion	214	260
Other current liabilities	400	453
Total current liabilities	1,920	2,947

LONG-TERM LIABILITIES
Accrued retirement benefits	8,949	10,926
Deferred revenue	1,667	1,767
Deposits	2,354	2,680
Other noncurrent liabilities	53	83
Total long-term liabilities	13,023	15,456
TOTAL LIABILITIES	14,943	18,403

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock--no par value, 43,000,000 shares authorized, 19,372,803 and 19,301,288 shares issued and outstanding, respectively	82,243	81,485
Additional paid-in-capital	9,184	9,184
Accumulated deficit	(48,098)	(48,904)
Accumulated other comprehensive loss	(21,035)	(21,698)
Total stockholders' equity	22,294	20,067
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$37,237	$38,470